Exhibit 10.8(d)



                      THIRD AMENDMENT TO LOAN AGREEMENT



THIS THIRD AMENDMENT TO LOAN AGREEMENT (the "Third Amendment") is entered into as of the 7th day of July, 1994, by and between NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association ("Norwest"), successor in interest to Citibank (Arizona), and Arizona banking corporation ("Citibank"), and CONTINENTAL HOMES HOLDING CORP., a Delaware corporation (the "Borrower", and is consented by CHI CONSTRUCTION COMPANY, an Arizona corporation, and CONTINENTAL HOMES, INC., a Delaware corporation (collectively, "Guarantors").

                                  Recitals:

        A. Citibank and Borrower entered into a Loan Agreement (the "Agreement"), dated as of April 5, 1993, pursuant to which Citibank agreed to advance funds to Borrower on a revolving credit basis in an aggregate amount not to exceed FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00) (the "Loan").

        B. Repayment of amounts borrowed under the revolving credit was guaranteed by the Guarantors, as defined in the Agreement.

        C. Norwest is, by purchase of assets, successor in interest to Citibank.

        D. Borrower and Norwest amended the Loan Agreement by a First Amendment to Loan Agreement, dated November 15, 1993 (the "First Amendment"). Borrower and Norwest amended the Loan Agreement by a Second Amendment to Loan Agreement dated April 1, 1994 (the "Second Amendment").

        E. Borrower and Norwest now desire to further amend the Loan Agreement, and Guarantors are agreeable to such amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual benefit to each, the parties hereto agree as follows:

        1.   Borrower acknowledges the accuracy of the Recitals.

        2.   A definition is added to the Agreement as follows:

             "Net Worth" of any Person shall mean, at any date, the aggregate of capital, surplus and retained earnings of such Person as would be shown on a consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included) investments by such Person and its subsidiaries in joint ventures and the amount of equity attributable to Affiliates other than Subsidiaries of such Person.

        3. In Paragraph 6.16 of the Agreement, "Net Worth" is deleted and replaced with "Tangible Net Worth" and "Forty Million and No/100ths Dollars ($40,000,000)" is changed to "Seventy Million and No/100 Dollars ($70,000,000.00)".

        4. In Exhibit A to the Agreement, paragraph 1. d) is amended to change "6.18" to "6.17."

        5. In Exhibit A to the Agreement, paragraph 1. c) is deleted in its entirety and replaced with the following:

             "d)  Section 6.17 Adjusted Debt to Net Worth Ratio:


 Reported Consolidated Debt                   $
                                              _________________________________

 Plus:  All consolidated accounts payable     $
                                              _________________________________

 Plus:  Other consolidated accrued expenses   $
                                              _________________________________

 Minus:  Consolidated Mortgage and Title
         Company Debt                         $
                                              _________________________________
 Total:  Adjusted Debt                        $
                                              _________________________________

 Adjusted Debt divided by


 Net Worth                                    :1.0"
                                              _________________________________




        6. Paragraph 6.17 of the Agreement is deleted in its entirety and replaced with the following:

             6.17 Adjusted Debt to Net Worth. BORROWER shall not permit the ratio of its Adjusted Debt to Net Worth to exceed 2.6 to 1.0 as of March 31, 1994; 2.55 to 1.0 as of May 31, 1994; 2.5 to 1.0
             as of August 30, 1994; 2.45 to 1.0 as of November 30, 1994; and
             2.4 to 1.0 as of February 28, 1995, and thereafter.

        7.   A new paragraph 7.5 is added as follows:

             7.5 Bank One - Milburn Investments. It is a default if there occurs any condition or event that is a default or is designated as a default, an event of default or an Event of Default, in that certain Loan Agreement, dated July 28, 1993, between Milburn Investments, Inc., a Texas corporation, and Bank One Arizona, NA, in the maximum principal amount of $25,000,000.00.

        8.   A new paragraph 7.6 is added as follows:

             7.6 Senior Note Offering. It is a default if here occurs any condition or event that is a default or is designated as a default, an event of default or an Event or Default under any future senior note offering. If requested by Bank, after Borrower issues such Senior Notes, Borrower will sign a further amendment confirming such cross-default.

        9. The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

        10. Borrower hereby acknowledges, affirms, and restates its warranties and representations as made in paragraph 5 of the Agreement.

        11. Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this Third Amendment.

        12. Borrower fully, finally and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower,
             (i) in respect of the Loan, the Loan Documents or the actions or omissions of Bank in respect of the Loan or Loan Documents, and (ii) arising from events occurring prior to the date of this Third Amendment.

        13. The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

        14. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

        15. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Third Amendment to physically form one document.


Executed the date and year first above written.


NORWEST BANK ARIZONA,
NATIONAL ASSOCIATION


By:     /s/Kevin Kosan
       ---------------
        Kevin Kosan
Its:    Vice President
       ---------------


CONTINENTAL HOMES HOLDING CORP.

By:     /s/Kenda B. Gonzales
       ---------------------
Its:    Secretary and Treasurer
       -----------------------



CHI CONSTRUCTION COMPANY,
GUARANTOR


By:     /s/Kenda B. Gonzales
       ---------------------
Its:    Vice President
       --------------


CONTINENTAL HOMES, INC.,
GUARANTOR


By:     /s/Kenda B. Gonzales
       ---------------------
Its:    Financial Vice President
       -------------------------